John Hancock Funds II

ADVISORY AGREEMENT

Advisory Agreement dated January 1, 2014, between John Hancock Funds II, a Massachusetts business trust (the “Trust”), and John Hancock Advisers, LLC, a Delaware limited liability company (the “Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.                  APPOINTMENT OF ADVISER

The Trust hereby appoints the Adviser, subject to the supervision of the Trustees of the Trust and the terms of this Agreement, as the investment adviser for each of the funds of the Trust specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Trust from time to time (the “Funds”). The Adviser accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement commencing on its effective date. The Adviser will be an independent contractor and will have no authority to act for or represent the Trust in any way or otherwise be deemed an agent unless expressly authorized in this Agreement or another writing by the Trust and the Adviser.

2.                  DUTIES OF THE ADVISER

a.                                           Subject to the general supervision of the Trustees of the Trust and the terms of this Agreement, the Adviser will at its own expense, except as noted below, select and contract with investment subadvisers (“Subadvisers”) to manage the investments and determine the composition of the assets of the Funds; provided, that any contract with a Subadviser (a “Subadvisory Agreement”) shall be in compliance with and approved as required by the Investment Company Act of 1940, as amended (the “1940 Act”), except for such exemptions therefrom as may be granted to the Trust or the Adviser. Subject always to the direction and control of the Trustees of the Trust, the Adviser will monitor compliance of each Subadviser with the investment objectives and related investment policies, as set forth in the Trust’s registration statement with the Securities and Exchange Commission, of any Fund or Funds under the management of such Subadviser, and review and report to the Trustees of the Trust on the performance of such Subadviser.

b.                                          The Adviser shall furnish to the Trust the following:

i.                                             Office and Other Facilities. - The Adviser shall furnish to the Trust office space in the offices of the Adviser or in such other place as may be agreed upon by the parties hereto from time to time, and all necessary office facilities and equipment;

ii.                                           Trustees and Officers. - The Adviser agrees to permit individuals who are directors, officers or employees of the Adviser to serve (if duly elected or appointed) as Trustees or President of the Trust without remuneration from or other cost to the Trust.

iii.                                          Other Personnel. The Adviser shall furnish to the Trust, at the Trust’s expense, any other personnel necessary for the operations of the Trust. The Adviser shall not, however, furnish to the Trust personnel for the performance of functions (a) related to and to be performed under the Trust contract for custodial, bookkeeping, transfer and dividend disbursing agency services by

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the bank or other financial institution selected to perform such services and (b) related to the investment subadvisory services to be provided by any Subadviser pursuant to a Subadvisory Agreement.

iv.                                         Reports to Trust. The Adviser shall furnish to, or place at the disposal of, the Trust such information, reports, valuations, analyses and opinions as the Trust may, at any time or from time to time, reasonably request or as the Adviser may deem helpful to the Trust, provided that the expenses associated with any such materials furnished by the Adviser at the request of the Trust shall be borne by the Trust

c.                                           In addition to negotiating and contracting with Subadvisers as set forth in section (2) (a) of this Agreement and providing facilities, personnel and services as set forth in section (2) (b), the Adviser will pay the compensation of the President and Trustees of the Trust who are also directors, officers or employees of the Adviser or its affiliates.

d.                                          With respect to any one or more of the Funds named in Appendix A, the Adviser may elect to manage the investments and determine the composition of the assets of the Funds, subject to the approval of the Trustees of the Trust. In the event of such election, the Adviser, subject always to the direction and control of the Trustees of the Trust, will manage the investments and determine the composition of the assets of the Funds in accordance with the Trust’s registration statement, as amended. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Funds, the Adviser:

i.                                             will obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Funds or are under consideration for inclusion in the Funds;

ii.                                           will formulate and implement a continuous investment program for each Fund consistent with the investment objectives and related investment policies for each such Fund as described in the Trust’s registration statement, as amended,

iii.                                          will take whatever steps are necessary to implement these investment programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

iv.                                         will regularly report to the Trustees of the Trust with respect to the implementation of these investment programs;

v.                                           will provide assistance to the Trust’s Custodian regarding the fair value of securities held by the Funds for which market quotations are not readily available;

vi.                                         will furnish, at its expense, (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Funds (excluding determination of net asset value and shareholder accounting services);

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vii.                                        will select brokers and dealers to effect all transactions subject to the following conditions: the Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable; the Adviser is directed at all times to seek to execute brokerage transactions for the Funds in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement as amended; the Adviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Adviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Adviser’s overall responsibilities with respect to accounts managed by the Adviser; and the Adviser may use for the benefit of its other clients, or make available to companies affiliated with the Adviser for the benefit of such companies or their clients, any such brokerage and research services that the Adviser obtains from brokers or dealers;

viii.                                      to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, on occasions when the Adviser deems the purchase or sale of a security to be in die best interest of the Fund as well as other clients of the Adviser, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients;

ix.                                         will maintain all accounts, books and records with respect to the Funds as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the rules thereunder; and

x.                                           will vote all proxies received in connection with securities held by the Funds.

3.                  EXPENSES ASSUMED BY THE TRUST

The Trust will pay all expenses of its organization, operations and business not specifically assumed or agreed to be paid by the Adviser, as provided in this Agreement, or by a Subadviser, as provided in a Subadvisory Agreement. Without limiting the generality of the foregoing, in addition to certain expenses described in section 2 above, the Trust shall pay or arrange for the payment of the following:

a.                                           Edgarization. Printing and Mailing. Costs of edgarization, printing and mailing (i) all registration statements (including all amendments thereto) and prospectuses/statements of additional information (including all supplements thereto), all annual, semiannual and periodic reports to shareholders of the Trust, regulatory authorities or others, (ii) all notices and proxy solicitation materials furnished to shareholders of the Trust or regulatory authorities and (iii) all tax returns;

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b.                                          Compensation of Officers and Trustees. Compensation of the officers and Trustees of the Trust (other than persons serving as President or Trustee of the Trust who are also directors, officers or employees of the Adviser or its affiliates);

c.                                           Registration and Filing Fees. Registration, filing, blue-sky and other fees in connection with requirements of regulatory authorities, including, without limitation, all fees and expenses of registering and maintaining the registration of the Trust under the 1940 Act and the registration of the Trust’s shares under the Securities Act of 1933, as amended;

d.                                          Custodial Services. The charges and expenses of the custodian appointed by the Trust for custodial services;

e.                                          Accounting Fees. The charges and expenses of the independent accountants retained by the Trust;

f.                                            Transfer, Bookkeeping and Dividend Disbursing Agents. The charges and expenses of any transfer, bookkeeping and dividend disbursing agents appointed by the Trust;

g.                                          Commissions. Broker’s commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party;

h.                                          Taxes. Taxes and corporate fees payable by the Trust to federal, state or other governmental agencies and the expenses incurred in the preparation of all tax returns;

i.                                             Stock Certificates. The cost of stock certificates, if any, representing shares of the Trust;

j.                                             Legal Services. Legal services and expenses in connection with the affairs of the Trust, including registering and qualifying its shares with regulatory authorities;

k.                                           Membership Dues. Association membership dues;

l.                                             Insurance Premiums. Insurance premiums for fidelity, errors and omissions, directors and officers and other coverage;

m.                                         Shareholders and Trustees Meetings. Expenses of shareholders and Trustees meetings;

n.                                          Pricing. Pricing of the Trust Funds and shares, including the cost of any equipment or services used for obtaining price quotations and valuing Trust portfolio investments;

o.                                          Interest. Interest on borrowings;

p.                                          Communication Equipment. All charges for equipment or services used for communication between the Adviser or the Trust and the custodian, transfer agent or any other agent selected by the Trust; and

q.                                          Nonrecurring and Extraordinary Expense. Such nonrecurring expenses as may arise, including the costs of actions, suits, or proceedings to which the Trust is, or is threatened to be made, a party and the expenses the Trust may incur as a result of its

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legal obligation to provide indemnification to its Trustees, officers, agents and shareholders.

4.                  COMPENSATION OF ADVISER

The Trust will pay the Adviser with respect to each Fund the compensation specified in Appendix A to this Agreement.

5.                  NON-EXCLUSIVITY

The services of the Adviser to the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees or employees of any other firm or corporation, including other investment companies.

6.                  SUPPLEMENTAL ARRANGEMENTS

The Adviser may enter into arrangements with other persons affiliated with the Adviser to better enable it to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Adviser.

7.                  CONFLICTS OF INTEREST

It is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser as directors, officers, stockholders, or otherwise; that directors, officers, agents and stockholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; that the Adviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust or the organizational documents of the Adviser or by specific provision of applicable law.

8.                  REGULATION

The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

9.                  DURATION AND TERMINATION OF AGREEMENT

This Agreement shall become effective on the later of; (i) its execution and (ii) the date of the meeting of the shareholders of the Trust, at which meeting this Agreement is approved by the vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Funds. The Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Trust provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any Fund if a majority of the outstanding voting securities of that Fund votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the Agreement or (b) all the Funds of the Trust.

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If the shareholders of any Fund fail to approve the Agreement or any continuance of the Agreement, the Adviser will continue to act as investment adviser with respect to such Fund pending the required approval of the Agreement or its continuance or of a new contract with the Adviser or a different adviser or other definitive action; provided, that the compensation received by the Adviser in respect of such Fund during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to such Fund or the amount it would have received under the Agreement in respect of such Fund, whichever is less.

This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Fund by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Adviser, or by the Adviser on sixty days’ written notice to the Trust. This Agreement will automatically terminate, without payment of any penalty, in the event if its “assignment” (as defined in the 1940 Act).

10.              PROVISION OF CERTAIN INFORMATION BY ADVISER

The Adviser will promptly notify the Trust in writing of the occurrence of any of the following events:

a.                                           the Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b.                                          the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c.                                           the chief executive officer or managing member of the Adviser or the portfolio manager of any Fund changes.

11.              AMENDMENTS TO THE AGREEMENT

This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of each of the Funds affected by the amendment and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Fund if a majority of the outstanding voting securities of that Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the amendment or (b) all the Funds of the Trust.

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12.              ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the patties.

13.              HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

14.              NOTICES

All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or Adviser in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this section.

15.              SEVERABILITY

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

16.              GOVERNING LAW

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the 1940 Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the 1940 Act, the latter shall control.

17.              NAME OF THE TRUST AND FUNDS

The Trust, on behalf of itself and with respect to any Fund, may use the name “John Hancock” or any name or names derived from or similar to the names “John Hancock Advisers, LLC,” “John Hancock Life Insurance Company” or “John Hancock Financial Services, Inc.” only for so long as this Agreement remains in effect as to the Trust or the particular Fund. At such time as this Agreement shall no longer be in effect as to the Trust or a particular Fund, the Trust or the particular Fund, as the case may be, will (to the extent it lawfully can) cease to use such a name or any other name indicating that the Trust or the particular Fund is advised by or otherwise connected with the Adviser. The Trust acknowledges that it has adopted the name John Hancock Funds II through permission of John Hancock Life Insurance Company, a Massachusetts insurance company, and agrees that John Hancock Life Insurance Company reserves to itself and any successor to its business the right to grant the non exclusive right to use the name “John Hancock” or any similar name or names to any other corporation or entity, including but not limited to any investment company of which John Hancock Life Insurance Company or any subsidiary or affiliate thereof shall be the investment adviser.

18.              LIMITATION OF LIABILITY UNDER THE DECLARATION OF TRUST

The Declaration of Trust establishing the Trust, dated June 28, 2005, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be subject to any personal liability in connection with Trust property or the affairs of the Trust and that all persons should shall look solely to the Trust property or to the property of one or more specific Funds for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

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19.       LIABILITY OF THE ADVISER

In the absence of (a) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, (b) reckless disregard by the Adviser of its obligations and duties hereunder, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(bX3) of the 1940 Act), the Adviser shall not be subject to any liability whatsoever to the Trust, or to any shareholder for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of a Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK FUNDS II

By: /s/ Hugh McHaffie

Name:  Hugh McHaffie

Title:  President

JOHN HANCOCK ADVISERS, LLC

By: /s/ Leo Zerilli

Name:  Leo Zerilli

Title:  Senior Vice President and Chief Investment Officer

* * *

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APPENDIX A

ADVISORY FEE SCHEDULES

The Adviser shall serve as investment adviser for each Fund of the Trust listed below.  The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund, the fee computed separately for such Fund at an annual rate as follows (the "Adviser Fee").

The term Aggregate Net Assets in the chart below includes the net assets of a Fund of the Trust.  It also includes with respect to certain Funds as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Fund also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Fund and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

The Adviser Fee for a Fund shall be based on the applicable annual fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Fund shall be accrued and paid daily to the Adviser for each calendar day.  The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Fund.  Fees shall be paid either by wire transfer or check, as directed by the Adviser.

If, with respect to any Fund, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Advisory Fee Schedules

Trust Portfolio	Aggregate Net Assets Include the Net Assets of the following funds in addition to the Trust Portfolio	Advisory Fee of the Trust Portfolio

Active Bond Fund	Active Bond Trust (JHVIT)	0.600% first $2.5 billion; 0.575% next $2.5 billion; and 0.550% excess over $5 billion

All Cap Core Fund	All Cap Core Trust (JHVIT)	0.800% — first $500 million; and 0.750% — excess over $500 million.

Alpha Opportunities Fund	Alpha Opportunities Trust (JHVIT)	1.025% — first $250 million; 1.00%— next $250 million; 0.975% — next $500 million; and 0.950%— excess over $1 billion.

Alternative Asset Allocation Fund	N/A	See below

Asia Pacific Total Return Bond Fund	N/A	0.725% --- first $250 million; 0.700% --- next $250 million; and 0.600% --- excess over $500 million.

Blue Chip Growth Fund	Blue Chip Growth Trust (JHVIT)

0.825% — first $1 billion; and

0.775% — excess over $1 billion.*

*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of Aggregate Net Assets.

Capital Appreciation Fund	Capital Appreciation Trust (JHVIT)	0.850% — first $300 million; 0.800% — between $300 million and $500 million; 0.700% — between $500 million and $1 billion; and 0.670% — excess over $1 billion.
Capital Appreciation Value Fund	Capital Appreciation Value Trust (JHVIT)	See below

China Emerging Leaders Fund	N/A	1.100% — first $500 million; 1.050%— next $500 million; and 1.000% — excess over $1 billion.

Core Bond Fund	Core Bond Trust (JHVIT)	0.690% — first $200 million; 0.640% — next $200 million; and 0.570% — excess over $400 million.

Core Diversified Growth & Income Portfolio	See below	See below

Core Fundamental Holdings Portfolio	See below	See below

Core Global Diversification Portfolio	See below	See below

Currency Strategies Fund	Currency Strategies Trust (JHVIT)	0.950% — first $250 million; 0.900% — next $250 million; and 0.850% — excess over $500 million.

Diversified Strategies Fund	N/A	1.000% — first $500 million; and 0.950% — excess over $500 million.

Emerging Markets Fund	Emerging Markets Value Trust (JHVIT)	1.00% — first $100 million; 0.950% - excess over $100 million
Emerging Markets Debt Fund	Not applicable	0.725% — first $250 million; 0.700% — next $500 million; and 0.675% — excess over $750 million.

Equity-Income Fund	Equity-Income Trust (JHVIT)

0.825% — first $1 billion; and

0.775% — excess over $1 billion.*

*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of Aggregate Net Assets.

Financial Services Fund	Financial Services Trust (JHVIT)	0.800% — first $50 million; 0.775%— next $450 million; and 0.750% — excess over $500 million.

Floating Rate Income Fund	N/A	0.700% — first $1.1 billion; 0.675% — next $0.90 billion; and 0.650% — excess over $2 billion.

Fundamental All Cap Core Fund	Fundamental All Cap Core Trust (JHVIT)	0.675% — first $2.5 billion; 0.650% — excess over $2.5 billion.

Fundamental Global Franchise Fund	N/A	0.800% --- first $1 billion; and 0.780% --- excess over $1 billion.

Fundamental Large Cap Core Fund	N/A	0.725% — first $500 million; 0.700% — next $500 million; 0.675% — next $500 million; and 0.650% — excess over $1.5 billion.

Fundamental Large Cap Value Fund	Fundamental Large Cap Value Trust (JHVIT)	0.70% — first $500 million; 0.65% — next $500 million; and 0.60% — excess over $1 billion.

Fundamental Value Fund	Fundamental Value Trust (JHVIT)	0.800% — first $50 million; 0.775% — next $450 million; and 0.750% — excess over $500 million.

Global Absolute Return Strategies Fund	N/A

1.300% --- first $200 million;

1.250% --- next $300 million;

1.200% --- next $2.5 billion*; and

1.150% --- excess over $3.0 billion. **

* If aggregate net assets exceed $500 million, but are less than or equal to $3.0 billion, the rate applies retroactively to all assets at or below $3.0 billion.

** If aggregate net assets exceed $3.0 billion, the following rates apply: 1.200% on the first $3.0 billion of assets and 1.150% on assets in excess of $3.0 billion.

Global Bond Fund	Global Bond Trust (JHVIT)	0.700% — at all asset levels.

Global Equity Fund	N/A	0.825% First $500 million; and 0.800% Excess over $500 million.* * When Aggregate Net Assets exceed $500 million, the advisory fee is 0.800% on all asset levels.

Global Income Fund	N/A	0.825% — first $250 million; 0.790%— next $500 million; and 0.770% — excess over $750 million.
Global Real Estate Fund	N/A	0.900% — first $500 million; 0.875% — next $250 million; and 0.850% — excess over $750 million.

Health Sciences Fund	Health Sciences Trust (JHVIT)	1.050% --- first $500 million; and 1.000% --- excess over $500 million.

High Yield Fund	High Yield Trust (JHVIT)	0.700% — first $500 million; and 0.650% — excess over $500 million.

Income Fund	JHVIT Income Trust International Value Trust Global Trust Mutual Shares Trust JHF II International Small Cap Fund International Value Fund Global Fund Mutual Shares Fund

1.075% first $50 million;

0.915% next $150 million;

0.825% next $300 million; and

0.800% excess over $500 million

When Aggregate Net Assets exceed $500 million, the advisory fee is 0.800% on all net assets of the Income Fund.

International Growth Equity Fund	N/A	0.85% — first $750 million of aggregate net assets; 0.80%— next $500 million of aggregate net assets; and 0.75% — excess over $1.25 billion of aggregate net assets.

International Growth Opportunities Fund	N/A	0.975% --- first $100 million; 0.850% --- next $300 million; and 0.750% --- excess over $400 million.

International Growth Stock Fund	International Growth Stock Trust (JHVIT)	0.850% — first $250 million; 0.800% — next $500 million; and 0.750% — excess over $750 million.

International Small Cap Fund	N/A	1.050% — first $200 million; 0.950% — next $300 million; and 0.850% — excess over $500 million.

International Small Company Fund	International Small Company Trust (JHVIT)	0.950% — at all asset levels.

International Value Fund	JHVIT Global Trust Income Trust International Value Trust Mutual Shares Trust JHF II Global Fund Income Fund International Small Cap Fund Mutual Shares Fund	0.950% first $150 million; 0.850% next $150 million; and 0.800% excess over $300 million When Aggregate Net Assets exceed $300 million, the advisory fee rate is 0.800% on all net assets.

Investment Quality Bond Fund	Investment Quality Bond Trust (JHVIT)	0.600% — first $500 million; and 0.550% — excess over $500 million.

Lifestyle Portfolios	Lifestyle Trusts (JHVIT) Lifestyle PS Series (JHVIT) Lifestyle II Portfolios	See below

Lifestyle II Portfolios	Lifestyle Trusts (JHVIT) Lifestyle PS Series (JHVIT) Lifestyle Portfolios	See below
Mid Cap Growth Index Fund	N/A	0.530% -- first $50 million; 0.510% -- next $50 million; and 0.490% —excess over $100 million.

Mid Cap Stock Fund	Mid Cap Stock Trust (JHVIT)	0.875% — first $200 million; 0.850% — next $300 million; and 0.825% — excess over $500 million.

Mid Cap Value Index Fund	N/A	0.530% -- first $50 million; 0.510% -- next $50 million; and 0.490% —excess over $100 million.

Mid Value Fund	Mid Value Trust (JHVIT)	1.050% — first $50 million; 1.00% — excess over $50 million.

Mutual Shares Fund	Mutual Shares Trust (JHVIT)

0.960% first $750 million;

0.920% excess over $750 million.#

#When Aggregate Net Assets for the JHVIT Mutual Shares Trust and JHF II Mutual Shares Fund exceed $750 million, the advisory fee is 0.92% on all net assets of the Mutual Shares Fund.

Natural Resources Fund	Natural Resources Trust (JHVIT)	1.000% — first $1 billion; 0.975% — next $1 billion; 0.950% — excess over $2 billion.

Real Estate Equity Fund	N/A	0.875% — first $250 million; 0.850% — next $250 million; and 0.825% — excess over $500 million.

Real Estate Securities Fund	Real Estate Securities Trust (JHVIT)	0.700% — at all asset levels.

Real Return Bond Fund	Real Return Bond Trust (JHVIT)	0.700% — first $1 billion; and 0.650% — excess over $1 billion.

Redwood Fund	N/A	1.200% --- first $100 million; 1.150% --- next $100 million; 1.100% --- above $200 million, retroactive to prior asset levels; and 1.050% --- excess over $500 million.

Retirement Choices Portfolios	Lifecycle Trusts (JHVIT) Retirement Living Retirement Living II	See below
Retirement Living Portfolios	Lifecycle Trusts (JHVIT) Retirement Choices Retirement Living II	See below
Retirement Living II Portfolios	Lifecycle Trusts (JHVIT) Retirement Choices Retirement Living	See below
Science & Technology Fund	Science & Technology Trust (JHVIT)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Short Duration Credit Opportunities Fund	N/A	0.740% — first $250 million; 0.700%— next $500 million; and 0.675% — excess over $750 million.
Short Term Government Income Fund	Short Term Government Income Trust (JHVIT)	0.570% — first $250 million; and 0.550% — excess over $250 million.

Small Cap Growth Fund	Small Cap Growth Trust	1.100% — first $100 million; and 1.050% — excess over $100 million.

Small Cap Opportunities Fund	Small Cap Opportunities Trust (JHVIT)	1.000% — first $500 million; 0.950% — next $500 million; 0.900% — next $1 billion.; and 0.850% — excess over $2 billion

Small Cap Value Fund	Small Cap Value Trust (JHVIT)	1.100% — first $100 million; 1.050% — next $500 million; and 1.000% — excess over $600 million

Small Company Growth Fund	JHVIT Small Company Growth Trust Small Cap Opportunities Trust International Growth Stock Trust Value Trust JHF II Small Cap Opportunities Fund International Growth Stock Fund Value Fund	1.050% — first $250 million; and 1.000% — excess over $250 million. The applicable rate is 1.000% on all net assets of the Small Company Growth Fund when the Aggregate Net Assets exceed $1 billion.
Small Company Value Fund	Small Company Value Trust (JHVIT)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Spectrum Income Fund	New Income Trust (JHVIT)	0.800% — first $250 million; and 0.725% — excess over $250 million.

Strategic Equity Allocation Fund	Strategic Equity Allocation Trust (JHVIT)	0.675% -- first $2.5 billion; 0.650% -- next $5 billion; 0.625% -- next $2.5 billion; and 0.600% -- excess over $10 billion

Strategic Income Opportunities Fund	Strategic Income Opportunities Trust (JHVIT)	0.700% first $500 million; 0.650% next $3 billion; and 0.600% excess over $3.5 billion

Technical Opportunities Fund	N/A	1.20% first $250 million; and 1.15% excess over $250 million..

Total Return Fund	Total Return Trust (JHVIT)	See below

U.S.Equity Fund	U.S. Equity Trust (JHVIT)	0.780% — first $500 million; 0.760% — next $500 million; and 0.740% — excess over $1 billion.

U.S. High Yield Bond Fund	N/A	0.750% — first $200 million; and 0.720% — excess over $200 million.

Value Fund	Value Trust (JHVIT)	0.750% — first $200 million; 0.725% — next $300 million; and 0.650% — excess over $500 million.

Capital Appreciation Value Fund

If net assets are less than $500 million, the following fee schedule shall apply:

First $250 million of Aggregate Net Assets	Excess Over $250 million of Aggregate Net Assets
0.950%	0.850%

If net assets equal or exceed $500 million but are less than $2 billion, the following fee schedule shall apply:

First $1 billion of Aggregate Net Assets	Excess Over $1 billion of Aggregate Net Assets
0.850%	0.800%

If net assets equal or exceed $2 billion but are less than $3 billion, the following fee schedule shall apply:

First $500 million of Aggregate Net Assets	Excess Over $500 million of Aggregate Net Assets
0.850%	0.800%

If net assets equal or exceed $3 billion, the following fee schedule shall apply:

All Asset Levels
0.800%

Total Return Fund

The Adviser shall serve as investment adviser for the Portfolio of the Trust listed below.  The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for the Portfolio at an annual rate as follows (the "Adviser Fee").

Pacific Investment Management Company (“PIMCO”) is the Subadviser to the Portfolio

During the period during which PIMCO is the subadviser to the Portfolio, if Relationship Net Assets* equal or exceed $3 Billion, the following fee schedule shall apply:

Portfolio	First $1 Billion of Total Return Net Assets**	Excess Over $1 Billion of Total Return Net Assets**
Total Return Fund	0.700%	0.675%

If Relationship Net Assets* are less than $3 Billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Total Return Fund	0.700%

*The term Relationship Net Assets shall mean the aggregate net assets of all portfolios of the John Hancock Trust and the John Hancock Funds II that are subadvised by PIMCO. These funds currently include the Total Return Trust, the Real Return Bond Trust and the Global Bond Trust, each a series of the Trust, and the Total Return Fund, the Real Return Bond Fund and the Global Bond Fund, each a series of John Hancock Funds II.

PIMCO is not the Subadviser to the Portfolio

If PIMCO is not the subadviser to the Portfolio, the following fee schedule shall apply:

Portfolio	First $1 Billion of Total Return Net Assets**	Excess Over $1 Billion of Total Return Net Assets**
Total Return Fund	0.700%	0.675%

**The term Total Return Net Assets includes the net assets of the Portfolio.  It also includes with respect to the Portfolio the net assets of the Total Return Trust, a series of John Hancock Trust  but only for the period during which the subadviser for the Portfolio also serves as the subadviser for the Total Return Trust.  For purposes of determining Total Return Net Assets and calculating the Advisory Fee, the net assets of the Portfolio are determined as of the close of business on the previous business day of the Trust, and the net assets of the Total Return Trust are determined as of the close of business on the previous business day of that fund.

The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Total Return Net Assets divided by (ii) Total Return Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day.  The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio.  Fees shall be paid either by wire transfer or check, as directed by the Adviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Funds of Funds

The Adviser shall serve as investment adviser for each Portfolio listed below (each a “Fund of Funds”).

Lifestyle Aggressive Portfolio	Retirement Living through 2010 Portfolio
Lifestyle Balanced Portfolio	Retirement Living through 2015 Portfolio
Lifestyle Conservative Portfolio	Retirement Living through 2020 Portfolio
Lifestyle Growth Portfolio	Retirement Living through 2025 Portfolio
Lifestyle Moderate Portfolio	Retirement Living through 2030 Portfolio
(collectively, the “Lifestyle Portfolios”)	Retirement Living through 2035 Portfolio
Retirement Living through 2040 Portfolio
Retirement Choices at 2010 Portfolio	Retirement Living through 2045 Portfolio
Retirement Choices at 2015 Portfolio	Retirement Living through 2050 Portfolio
Retirement Choices at 2020 Portfolio	(collectively, the “Retirement Living Portfolios”)
Retirement Choices at 2025 Portfolio
Retirement Choices at 2030 Portfolio	Retirement Living through II 2010 Portfolio
Retirement Choices at 2035 Portfolio	Retirement Living through II 2015 Portfolio
Retirement Choices at 2040 Portfolio	Retirement Living through II 2020 Portfolio
Retirement Choices at 2045 Portfolio	Retirement Living through II 2025 Portfolio
Retirement Choices at 2050 Portfolio	Retirement Living through II 2030 Portfolio
(collectively, the “Retirement Choices Portfolios”)	Retirement Living through II 2035 Portfolio
Retirement Living through II 2040 Portfolio
Lifestyle Aggressive II Portfolio	Retirement Living through II 2045 Portfolio
Lifestyle Balanced II Portfolio	Retirement Living through II 2050 Portfolio
Lifestyle Conservative II Portfolio	(collectively, the “Retirement Living II Portfolios”)
Lifestyle Growth II Portfolio
Lifestyle Moderate II Portfolio	Alternative Asset Allocation Fund
(collectively, the “Lifestyle II Portfolios”)

Certain Definitions:

            “Affiliated Fund Assets” means the net assets or  Aggregate Net Assets (as applicable) of a Fund of Funds that are invested in Affiliated Funds.

“Affiliated Funds” are any fund of John Hancock Trust (“JHVIT”), John Hancock Funds II (“JHF II”) or John Hancock Funds III (“JHF III”), excluding the following funds of JHVIT: the Money Market Trust B, 500 Index Trust B, International Equity Index Trust B and Total Bond Market Trust B.

            “Aggregate Net Assets” of a Fund of Funds means the net assets of the Fund of Funds and the net assets of one or more other Funds of JHVIT, JHF II or JHF III, but only with respect to and for so long as such other Fund of Funds is managed by the same subadviser as the Fund of Funds.

“Other Assets” means the net assets or  Aggregate Net Assets, as applicable, of a Fund of Funds that are not invested in Affiliated Funds.

Adviser Fee:

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund of Funds, a fee computed separately for each Fund of Funds as follows (the “Adviser Fee”).

            The Adviser Fee for each Fund of Funds has two components: (a) a fee on Affiliated Fund Assets; and (b) a fee on Other Assets.  Each such fee shall be accrued and paid daily to the Adviser for each calendar day.  The daily Adviser Fee for each Fund of Funds shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.  Fees shall be paid either by wire transfer or check, as directed by the Adviser.

                        (a)  Fee on Affiliated Fund Assets.  The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of either  the net assets or  the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Affiliated Funds Fee Rate”) is applied to the Affiliated Fund Assets of the Fund of Funds.  For each day, the Applicable Annual Affiliated Funds Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Affiliated Fund Assets in the fee schedule to the applicable portions of the net assets or  Aggregate Net Assets of the Fund of Funds divided by (ii) the net assets or  Aggregate Net Assets, as applicable, of the Fund of Funds.  The daily fee accrual on Affiliated Fund Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Fund of Funds.

                        (b)  Fee on Other Assets. The fee on Other Assets is stated as an annual percentage of the current value of either  the net assets or  the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Other Assets Fee Rate”) is applied to the Other Assets of the Fund of Funds.  For each day, the Applicable Annual Other Assets Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Other Assets in the fee schedule to the applicable portions of the net assets or  Aggregate Net Assets of the Fund of Funds, divided by (ii) the net assets or  Aggregate Net Assets, as applicable, of the Fund of Funds.  The daily fee accrual on Other Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Fund of Funds.

Net assets, Aggregate Net Assets, Affiliated Fund Assets and Other Assets with respect to a Fund of Funds shall be determined as of the close of business on the previous business day of JHVIT for JHVIT Funds, as of the close of business on the previous business day of JHF II for JHF II Funds and as of the close of business on the previous business day of JHF III for JHF III Funds.

If, with respect to any Fund of Funds, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Fee Schedules:

Lifestyle Portfolios

	Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion
Each Lifestyle Portfolio	0.050%	0.040%	0.500%	0.490%

_________________________

(1) Aggregate Net Assets. For each Lifestyle Portfolio, Aggregate Net Assets include the net assets of all the Lifestyle Portfolios, the net assets of all the Lifestyle II Portfolios, the net assets of all the JHVIT Lifestyle Trusts and the net assets of all the JHVIT Lifestyle PS Series. The JHVIT Lifestyle Trusts are: the Lifestyle Aggressive Trust, Lifestyle Balanced Trust, Lifestyle Conservative Trust, Lifestyle Growth Trust and Lifestyle Moderate Trust. The JHVIT Lifestyle PS Series are: the Lifestyle Aggressive PS Series, Lifestyle Balanced PS Series, Lifestyle Conservative PS Series, Lifestyle Growth PS Series and Lifestyle Moderate PS Series.

Lifestyle II Portfolios

	Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion
Each Lifestyle II Portfolio	0.050%	0.040%	0.500%	0.490%

_________________________

(1) Aggregate Net Assets. For each Lifestyle Portfolio, Aggregate Net Assets include the net assets of all the Lifestyle II Portfolios, the net assets of all the Lifestyle II Portfolios, the net assets of all the JHVIT Lifestyle Trusts and the net assets of all the JHVIT Lifestyle PS Series. The JHVIT Lifestyle Trusts are: the Lifestyle Aggressive Trust, Lifestyle Balanced Trust, Lifestyle Conservative Trust, Lifestyle Growth Trust and Lifestyle Moderate Trust. The JHVIT Lifestyle PS Series are: the Lifestyle Aggressive PS Series, Lifestyle Balanced PS Series, Lifestyle Conservative PS Series, Lifestyle Growth PS Series and Lifestyle Moderate PS Series.

Retirement Living Portfolios

	Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion
Each Retirement Living Portfolio	0.060%	0.050%	0.510%	0.500%

_____________________

(1) Aggregate Net Assets. For each Retirement Living Portfolio, Aggregate Net Assets include the net assets of all the Retirement Living Portfolios, the net assets of all the Retirement Living II Portfolios, the net assets of all the Retirement Choices Portfolios, and the net assets of all the JHVIT Lifecycle Trusts. The JHVIT Lifecycle Trusts are: the Lifecycle 2010 Trust, Lifecycle 2015 Trust, Lifecycle 2020 Trust, Lifecycle 2025 Trust, Lifecycle 2030 Trust, Lifecycle 2035 Trust, Lifecycle 2040 Trust, Lifecycle 2045 Trust and Lifecycle 2050 Trust.

Retirement Living II Portfolios

	Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion
Each Retirement Living II Portfolio	0.060%	0.050%	0.510%	0.500%

_____________________

(1) Aggregate Net Assets. For each Retirement Living II Portfolio, Aggregate Net Assets include the net assets of all the Retirement Living II Portfolios, the net assets of all the Retirement Living Portfolios, the net assets of all the Retirement Choices Portfolios, and the net assets of all the JHVIT Lifecycle Trusts. The JHVIT Lifecycle Trusts are: the Lifecycle 2010 Trust, Lifecycle 2015 Trust, Lifecycle 2020 Trust, Lifecycle 2025 Trust, Lifecycle 2030 Trust, Lifecycle 2035 Trust, Lifecycle 2040 Trust, Lifecycle 2045 Trust and Lifecycle 2050 Trust.

Retirement Choices Portfolios

	Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion
Each Retirement Choices Portfolio	0.060%	0.050%	0.510%	0.500%

_____________________

(1) Aggregate Net Assets. For each Retirement Choices Portfolio, Aggregate Net Assets include the net assets of all the Retirement Choices Portfolios, the net assets of all the Retirement Living Portfolios, the net assets of all the Retirement Living II Portfolios, and the net assets of all the JHVIT Lifecycle Trusts. The JHVIT Lifecycle Trusts are: the Lifecycle 2010 Trust, Lifecycle 2015 Trust, Lifecycle 2020 Trust, Lifecycle 2025 Trust, Lifecycle 2030 Trust, Lifecycle 2035 Trust, Lifecycle 2040 Trust, Lifecycle 2045 Trust and Lifecycle 2050 Trust.

Alternative Asset Allocation Fund

	Rates Applied to net assets of the Fund of Funds
Fund of Funds	Affiliated Fund Assets			Other Assets
	First $500 million	Next $500 million	Excess Over $1 billion	First $500 million	Next $500 million	Excess Over $1 billion
Alternative Asset Allocation Fund	0.150%	0.125%	0.100%	0.600%	0.575%	0.550%

Core Diversified Growth & Income Portfolio

Core Fundamental Holdings Portfolio

Core Global Diversification Portfolio

Advisory Fee

0.050% — first $500 million of Aggregate Net Assets*

0.040% — excess over $500 million of Aggregate Net Assets*

*Aggregate Net Assets include the net assets of the following funds:

John Hancock Variable Insurance Trust

American Fundamental Holdings Trust

American Global Diversification Trust

John Hancock Funds II

Core Fundamental Holdings Fund

Core Global Diversification Fund

Core Diversified Growth &Income Fund